UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2021

www.carlisle.com

CARLISLE COMPANIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-9278	31-1168055
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

16430 North Scottsdale Road, Suite 400, Scottsdale, Arizona 85254

(Address of principal executive office, including zip code)

480-781-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	CSL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

On September 28, 2021, Carlisle Companies Incorporated (the “Company”) closed its previously announced public offering of $300 million aggregate principal amount of its 0.550% senior notes due 2023 (the “2023 Notes”) and $550 million aggregate principal amount of its 2.200% senior notes due 2032 (the “2032 Notes” and, together with the 2023 Notes, the “Notes”).

The Notes are governed by the Base Indenture, dated January 15, 1997 (the “Base Indenture”), as supplemented by the Fifth Supplemental Indenture, dated September 28, 2021 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and U.S. Bank National Association (as successor to State Street Bank and Trust Company, as successor to Fleet National Bank), as trustee.

Interest on the Notes is payable semi-annually on March 1 and September 1 of each year, commencing March 1, 2022, to holders of record on the preceding February 15 or August 15, as the case may be. The 2023 Notes will mature on September 1, 2023 and the 2032 Notes will mature on March 1, 2032. The Notes are the Company’s senior unsecured obligations and will rank equally in right of payment with all of the Company’s existing and future senior unsecured indebtedness.

The Notes contain customary negative restrictions for notes of this type, such as limitations on the Company’s ability to incur secured debt or enter into sale and leaseback transactions.

At any time prior to September 1, 2022, in the case of the 2023 Notes, and December 1, 2031, in the case of the 2032 Notes (one year and three months prior to maturity of the 2023 Notes and the 2032 Notes, respectively), the Company may redeem the Notes at the make whole price set forth in the Notes, plus accrued and unpaid interest to the redemption date.

At any time on or after September 1, 2022, in the case of the 2023 Notes, and December 1, 2031, in the case of the 2032 Notes (one year and three months prior to maturity of the 2023 Notes and the 2032 Notes, respectively), the Company may redeem the Notes at par, plus accrued and unpaid interest through the redemption date.

The foregoing description of the terms of the Notes and the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements. The Supplemental Indenture, the form of 2023 Notes and the form of 2032 Notes are attached hereto as Exhibits 4.1, 4.2 and 4.3, respectively, and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)            Exhibits

Exhibit Number	Exhibit Title
4.1	Fifth Supplemental Indenture, dated September 28, 2021.
4.2	Form of 0.550% Senior Notes due 2023.
4.3	Form of 2.200% Senior Notes due 2032.
5.1	Opinion of Hunton Andrews Kurth LLP.
23.1	Consent of Hunton Andrews Kurth LLP (included in Exhibit 5.1 hereto).
104	Cover page interactive data file (formatted in inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARLISLE COMPANIES INCORPORATED
	By:	/s/ Robert M. Roche
	Name:	Robert M. Roche
	Title:	Vice President and Chief Financial Officer
Date: September 28, 2021